EXHIBIT 11

                            U.S.B. HOLDING CO., INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

          FOR THE THREE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

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                                                                          (000's, except share amount)
                                                                   2001                 2000            1999
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
NUMERATOR:

   Net Income                                                       $20,761              $19,612         $16,685

   Less preferred stock dividends                                        11                   11              11
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   Numerator for basic and diluted earnings
      per common share - net income available to
      common stockholders                                           $20,750              $19,601         $16,674
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DENOMINATOR:

   Denominator for basic earnings per
      common share - weighted average shares                     18,308,347           18,195,110      18,341,089

   Effects of dilutive securities:

      Director and employee stock options                           435,206              561,663         745,809
      Restricted stock not vested                                     2,064                2,164           3,191
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Denominator for diluted earnings per common
    share - adjusted weighted average shares                     18,745,617           18,758,937      19,090,089
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Basic earnings per common share                                      $ 1.13               $ 1.08          $ 0.91

Diluted earnings per common share                                    $ 1.11               $ 1.04          $ 0.87
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